UNITED STATES
                              SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C. 20549

                                           FORM 8-K

                                    CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

   Date of Report (Date of Earliest Event Reported): August 12, 2008

                     RIVIERA HOLDINGS CORPORATION
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                          (Exact name of registrant as specified in its charter)

           Nevada                     000-21430                    88-0296885
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(State or Other Jurisdiction           (Commission               (IRS Employer
      of Incorporation)               File Number)           Identification No.)

           2901 Las Vegas Boulevard
              Las Vegas, Nevada                                     89109
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   (Address of Principal Executive Offices)                      (Zip Code)

      Registrant's Telephone Number, Including Area Code: (702) 794-9237
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             (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

         On August 12, 2008, the Board of Directors (the "Board") of Riviera Holdings Corporation (the "Company") approved a Salary Continuation Agreement (the "Agreement") by and among the Company, Riviera Operating Corporation ("ROC"), a wholly owned subsidiaries of the Company, and William L. Westerman, the Company's Chief Executive Officer, President and Chairman of the Board. The Agreement will be effective upon the execution and delivery of the Agreement by Mr. Westerman and will expire on December 31, 2009.

         The Agreement entitles Mr. Westerman to 24 months of base salary and 24 months of health insurance benefits in the event ROC terminates Mr. Westerman's employment without cause within 24 months after a change in control of the Company.

         The Agreement is substantially similar to the Salary Continuation Agreements reported on Form 8-k, filed June 2, 2008, that the Company, ROC and RBH, as applicable, entered into with two executive officers and 59 significant employees.


Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

         (e) Item 1.01 is incorporated by reference.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in
              Fiscal Year

         On August 12, 2008, the Board amended and restated Article I, Section 1.08(g) of the Company's Bylaws to implement and clarify vote requirements and certain procedures relating to the election of directors.

         Pursuant to this amended and restated provision, each director shall be elected by the vote of the majority of the shares cast with respect to the election of directors. Notwithstanding the foregoing, if at the close of the applicable notice periods, the Chairman of the Board, or if no Chairman, then the entire Board, determines that the number of persons properly nominated to serve as directors of the company exceeds the number of directors to be elected (a "Contested Election"), the directors shall be elected by a plurality of the votes of the shares represented at the meeting and entitled to vote on the election of directors. For purposes of the amended and restated Section 1.08(g), a vote of the majority of the shares cast means that the number of shares voted "for" a director must exceed the number of votes "withheld" from, or cast "against" that director. If a director is not elected in a non-Contested Election, the director shall offer to tender his or her resignation to the Board. The Governance and Nominating Committee of the Board, or such other committee designated by the Board for the purpose of recommending director nominees to the Board, will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the committee's recommendation and publicly disclose its decision and rationale within 90 days following the date of the certification of the election results. The director who tenders his or her resignation pursuant to the amended and restated Section 1.08(g) will not participate in the Board's decision with respect to that resignation.
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         The remaining original language of Section 1.08(g) remains substantially unchanged and remains applicable to all matters other than the election of directors.

         Prior to this amendment, the Bylaws were silent on the vote policy for contested director elections and the resignation procedure of directors who are not elected.

         The amended and restated Article I, Section 1.08(g) of the Company's Bylaws were effective August 12, 2008 and are attached as Exhibit 3.1 to this Report.

Item 9.01.        Financial Statements and Exhibits.

(c)      Exhibits

         Exhibit No.                Exhibits

3.1      Certificate of Amendment of Bylaws of the Company,
                       dated August 14, 2008.







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                              SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2008             RIVIERA HOLDINGS CORPORATION


                                  By:    /s/ Phillip B. Simons
                                         Phillip B. Simons
                                         Treasurer and Chief Financial Officer

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